4,544,572 Shares

                              ENERGY PARTNERS, LTD.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                               November 10, 2003





MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Dear Sirs:

     1. Introductory. Evercore Capital Partners L.P., a Delaware limited partnership, Evercore Capital Partners (NQ) L.P., a Delaware limited partnership, Evercore Capital Offshore Partners L.P., an exempted limited partnership formed under the laws of the Cayman Islands, and Evercore Co-Investment Partnership L.P., a Delaware limited partnership (each a "Selling Stockholder" and, collectively, the "Selling Stockholders"), propose to sell, in the proportions set forth on Schedule A hereto, an aggregate of 4,544,572 outstanding shares of Common Stock, par value $.01 per share ("Securities"), of Energy Partners, Ltd., a Delaware Corporation (the "Company"). Such 4,544,572 shares of Securities are hereinafter referred to as the "Offered Securities." The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B herein (the "Underwriters") as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement (No. 333-109871) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement" and the prospectus included in such Registration Statement, as supplemented by the prospectus supplement dated November 10, 2003, to reflect the terms of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b)

     ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and at the time of filing the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus conform or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon (i) written information furnished to the Company by or on behalf of the Underwriters or (ii) any information furnished to the Company by or on behalf of any Selling Stockholder specifically for use therein.

          (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (iv) The Company has no subsidiaries which conduct any business other than EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC, EPL Pipeline L.L.C. and Nighthawk L.L.C. (such four subsidiaries being referred to herein as the "subsidiaries" and individually as "subsidiary"). Each subsidiary of the Company has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect, all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (v) The authorized capital stock of the Company as of June 30, 2003 and as of the Closing Date is as set forth in the Consolidated Balance Sheet of the Company and its subsidiaries in the Quarterly Report on Form 10-Q for the period ended June 30, 2003. The issued and outstanding capital stock of the Company as of October 31, 2003 and as of the Closing Date is as set forth in the Prospectus under the caption "Our Outstanding Shares of Common Stock" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Offered Securities and all other outstanding shares of capital stock of the Company conform in all material respects to the description thereof contained or incorporated in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

          (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than those that have been complied with or waived in connection with this offering.

          (viii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, managers, officers, stockholders, members, unitholders, customers or suppliers of the Company or any of their respective subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described or incorporated by reference therein.

          (ix) The Offered Securities are listed on the New York Stock Exchange.

          (x) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance by the Company of its obligations contemplated by this Agreement in connection with the sale of the Offered Securities by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws or as required by the National Association of Securities Dealers, Inc. or the New York Stock Exchange.

          (xi) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xii) Neither the Company nor any of its subsidiaries is (1) in violation of its charter or by-laws, or other organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect or (2) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that, individually or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement including but not limited to the sale of the Offered Securities by the Selling Stockholders, and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, or other organizational documents, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except as would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xiv) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties owned by them and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (xv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except for such certificates, authority or permits with respect to which the lack of possession would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (xvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (xvii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (xviii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xix) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (xx) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (xxi) The financial statements included or incorporated by reference in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (xxii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxiii) The Company and its subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

          (xxiv) The Company has filed in a timely manner with the Commission each document required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each such document at the time it was filed conformed in all material respects to the requirements of the Exchange Act and none of such documents at the time filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company files such reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

          (xxv) The statistical data included or incorporated by reference in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable and agrees with the sources from which they were derived.

          (xxvi) The information that was provided by the Company and its subsidiaries, on the basis of which the reserve estimates and related information included or incorporated by reference in each Registration Statement and the Prospectus was prepared, is true and correct in all material respects.

     (b) The Selling Stockholders jointly and severally represent and warrant to, and agree with, the Underwriters that:

          (i) Each of the Selling Stockholders has, and on the Closing Date will have, valid and unencumbered title to the Offered Securities to be delivered by each Selling Stockholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by each Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date, the Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by each Selling Stockholder on the Closing Date.

          (ii) Any information provided in writing by or on behalf of any Selling Stockholder contained in the Registration Statement does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between any Selling Stockholder and any person that would give rise to a valid claim against any Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (iv) Each Selling Stockholder has reviewed and is familiar with the information furnished in writing by or on behalf of each Selling Stockholder for use in the Registration Statement (it being understood and agreed that only such information furnished by or on behalf of any Selling Stockholder consists of the information described as such in Section 7(b) hereof), at the time of the filing of the Prospectus pursuant to Rule 424(b), the information furnished in writing by or on behalf of each Selling Stockholder does not (x) contain or will not contain any untrue statement of a material fact or (y) omit or will not omit to state a material fact necessary in order to make the statements therein not misleading.

          (v) No Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD that is participating as an underwriter or selling group member in the offering of the Offered Securities.

          (vi) No Selling Stockholder has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

          (vii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholders of their obligations hereunder or in connection with the offer, sale and delivery of the Offered Securities by the Selling Stockholders hereunder or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act, Section 16 of the Exchange Act or the Rules and Regulations or state securities laws.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees to purchase from each Selling Stockholder, at a purchase price of $
11.1625 per share, the Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

     The Selling Stockholders will deliver the Offered Securities to the Representatives for the account of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of Evercore Capital Partnership Clearing in the aggregate amount set forth on Schedule A, at the office of the Company at 9:00 A.M., New York time, on November 17, 2003 or at such other time not later than seven full business days thereafter as the Representatives and the Selling Stockholders determine, such time being herein referred to as the "Closing Date." For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives requests and will be made available for checking and packaging at the above office of the Company at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

          (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Representatives' consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of any amendment or supplement of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the notification to the Representatives nor the Underwriters' delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

          (d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement (four (4) of which will be signed (no more than one of which must contain original signatures) and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the effective date of the Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will use its reasonable efforts, in cooperation with the Underwriters, to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not otherwise so subject.

          (g) For a period of 30 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, except issuances of Securities pursuant to this Agreement, the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of stock awards, phantom units and employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or phantom units and the filing of any registration statement on Form S-8 relating to securities that have been or may be issued pursuant to any such plan.

          (h) The Company agrees with the Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement (including reasonable fees and disbursements of one counsel to all Selling Stockholders, not to exceed $25,000), for any filing fees and other expenses in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (i) The Selling Stockholders agree, for a period of 30 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the certificates of Company officers delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (B) for the period from the closing date of the latest
               income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

               except in all cases set forth in clause (A) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (d) The Representatives shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, outside counsel for the Company to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) EPL Pipeline L.L.C. has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

          (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (iv) Based on oral confirmation from the Commission, the Registration Statement has been declared effective under the Act; the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (v) The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements, including notes thereto, or any other financial, reserve or statistical information included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          (vi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

          (vii) The description of the Company's common stock contained in the Company's Registration Statement on Form S-3 (File No. 333-103833) filed March 14, 2003, as amended by the Company's amended and restated by-laws filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed April 3, 2003, all of which is incorporated by reference into the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal conclusions, has been reviewed by us and is correct in all material respects.

          (viii) The shares of issued and outstanding capital stock of the Company as of October 31, 2003 including without limitation, the Offered Securities have been duly authorized and validly issued as set forth in the Prospectus Supplement under the caption "Our Outstanding Shares of Common Stock" and are fully paid and non-assessable; and the issuance of such shares of capital stock did not violate any statutory preemptive rights, or, to our knowledge, contractual preemptive rights or other similar rights of any security holder of the Company.

          (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, or the rules and regulations of the National Association of Securities Dealers, Inc., as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company.

          (x) The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated in the

     Underwriting Agreement by the Company and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 2(a)(xii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any agreement or instrument identified in the Index to Exhibits to the Registration Statement or any exhibit to any document incorporated by reference therein to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

          (xi) To our knowledge, there are no agreements required to be described in the Registration Statement that are not so described.

     We have participated in conferences with representatives of the Underwriters and the Selling Stockholders, officers and other representatives of the Company, counsel for the Company, the Underwriters and Selling Stockholders, and representatives of the independent public accountants of the Company at which the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Prospectus and the Registration Statement, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to our attention which lead us to believe that the Prospectus and the Registration Statement, as of their respective dates or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements, including the notes thereto, or any other financial, reserve or statistical data found in or derived from the internal accounting or other records of the Company and any of its subsidiaries set forth or referred to or incorporated by reference in the Prospectus and the Registration Statement).

         In rendering such opinion, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (e) The Representatives shall have received an opinion, dated the Closing Date, of John H. Peper, the Company's Executive Vice President, General Counsel and Corporate Secretary, to the effect that:

               (i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and to enter into and perform its obligations under the Underwriting Agreement.

               (ii) The Company is duly qualified and is in good standing in Delaware, Massachusetts, Texas and Louisiana which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iii) Each of the subsidiaries (as defined in the Underwriting Agreement), other than EPL Pipeline L.L.C., as to which I am rendering no opinion, has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization.

               (iv) Each of the subsidiaries has the power and authority to own, lease and operate its properties and to conduct its business as now conducted.

               (v) Each of the subsidiaries is duly qualified in the jurisdiction set forth on Exhibit A which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi) The issued and outstanding shares or membership interests of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of any recorded security interest or, to my knowledge, any other security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares or membership interests of the subsidiaries were issued in violation of any statutory preemptive right or, to my knowledge, contractual preemptive rights of any security holder of the subsidiaries.

               (vii) To my knowledge, there is not pending or overtly threatened in writing, any action, suit, proceeding, inquiry or investigation, against the Company or any of the subsidiaries, or against the property of the Company or any of the subsidiaries, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

               (viii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement other than those that have been complied with or waived in connection with this offering.

               (ix) To my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument identified in the Index to Exhibits to the Registration Statement or any exhibit to any document incorporated by reference therein, except any such violation or default which would not reasonably be expected to result in a Material Adverse Effect.

               (x) The information in the Annual Report on Form 10-K for the year ended December 31, 2002 under "Business and Properties - Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is, to my knowledge, correct in all material respects.

               I have participated in conferences with representatives of the Underwriters, the Selling Stockholders, officers and other representatives of the Company, counsel for the Company, the Underwriters and Selling Stockholders, and representatives of the independent public accountants of the Company at which the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of general counsel and the character of determinations involved in the preparation of the Prospectus and the Registration Statement, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to my attention which lead me to believe that (i) the Prospectus and the Registration Statement, as of their respective dates or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no comment with respect to the financial statements, including the notes thereto, or any other financial, reserve or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Prospectus and the Registration Statement) or (ii) there are any material contracts or agreements required to be filed as exhibits to the Registration Statement that are not filed as required.

     In rendering such opinion, such counsel may rely, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     (f) The Representatives shall have received an opinion, dated the Closing Date, of Jackson Walker L.L.P., special counsel to the Company regarding FERC and environmental matters, to the effect that the information in the Annual Report on Form 10-K for the year ended December 31, 2002 under the headings "REGULATION OF TRANSPORTATION AND SALE OF NATURAL GAS," "REGULATION OF TRANSPORTATION OF OIL," "REGULATION OF PRODUCTION" and "ENVIRONMENTAL REGULATIONS" therein, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions (other than disclosures regarding the Company's compliance with, or the impact on the Company of, any law, ordinance, governmental rule, regulation or court order, as to which they express no opinion), has been reviewed by them and is, to their knowledge, correct in all material respects, subject to the qualifications and assumptions stated therein.

     (g) The Representatives shall have received the opinion dated the Closing Date of Simpson, Thacher & Bartlett LLP with respect to Selling Stockholders to the effect that:

          (i) Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Co-Investment Partnership L.P., (collectively, the "Delaware Evercore Entities") and Evercore Capital Offshore Partners L.P. ("Evercore Offshore") are the sole registered owners of the 3,758,909 Offered Securities (the "Delaware Shares") and the 785,663 Offered Securities (the "Offshore Shares") respectively, to be sold by such entities; each of the Delaware Evercore Entities has full partnership power, right and authority to sell such Delaware Shares; and upon payment for and delivery of the Delaware Shares and Offshore Shares in accordance with the Underwriting Agreement, the Underwriters will acquire all of the rights of each of the Delaware Evercore Entities and Evercore Offshore in the Delaware

     Shares and Offshore Shares and will also acquire their interest in such Delaware Shares and Offshore Shares free of any adverse claim.

          (ii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the issue and sale of the Delaware Shares by the Delaware Evercore Entities and the compliance by the Delaware Evercore Entities with all of the provisions of the Underwriting Agreement, except for the registration under the Act of the Delaware Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Delaware Shares by the Underwriters.

          (iii) The sale of the Delaware Shares by the Delaware Evercore Entities and the compliance by the Delaware Evercore Entities with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by the Delaware Evercore Entities and which each of the Delaware Evercore Entities has represented lists all material agreements and instruments, that reference the Delaware Shares or the Company, to which such Delaware Evercore Entity is a party or by which such Delaware Evercore Entity is bound or to which any of the property or assets of such Delaware Evercore Entity is subject, nor will such action violate the Certificate of Limited Partnership of any of the Delaware Evercore Entities or any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over any Delaware Evercore Entity or any of their properties.

          (iv) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Delaware Evercore Entities.

     (h) The Representatives shall have received the opinion, dated the Closing Date, of Walkers with respect to Evercore Capital Offshore Partners, L.P. (the "Partnership") to the effect that:

          (i) Evercore Offshore is an exempted company duly incorporated and validly existing under the laws of the Cayman Islands.

          (ii) The Partnership is an exempted limited partnership duly formed, registered and validly existing under the laws of the Cayman Islands. The Partnership has full partnership right, power and authority to sell the Offered Securities being sold by it.

          (iii) Assuming the same to be so as a matter of the laws of the jurisdiction of organization of Evercore Partners L.L.C. (the "Investment General Partner") and all other relevant laws (other than the laws of the Cayman Islands), the execution, delivery and performance of the Underwriting Agreement and the Power of Attorney Agreement by the Investment General Partner, on behalf of the Partnership and as a general partner of the Partnership, the consummation of the transactions contemplated thereby and the compliance by the Partnership with the terms and provisions thereof do not:

               (1) contravene or conflict with any law or regulation of the Cayman Islands applicable to the Partnership; or

               (2) breach or result in a default under the Amended and Restated Partnership Agreement dated April 25, 1997 between the Investment General Partner, Evercore Offshore and Michael D. Coughlin and the limited partners party thereto.

          (iv) Neither the execution, delivery or performance of the Underwriting Agreement and the Power of Attorney Agreement to which the Partnership is party nor the consummation or performance of any of the transactions contemplated thereby by the Partnership requires the consent or approval of, the giving of notice to, or the registration with, or the taking of, any other action in respect of any Cayman Islands governmental or judicial authority or agency.

          (v) Assuming the same to be so as a matter of the laws of the jurisdiction of organization of the Investment General Partner and all other laws (other than the laws of the Cayman Islands), the Underwriting Agreement and the Power of Attorney Agreement have been duly authorized and executed by the Investment General Partner on behalf of the Partnership and, on the same assumption and assuming that they have been or will be delivered, the Underwriting Agreement and the Power of Attorney Agreement constitute or will constitute the legal, valid and binding obligations of the Partnership and the Investment General Partner, as the case may be, enforceable against the Partnership and the Investment General Partner, respectively, in accordance with their terms. The law chosen in each of the Underwriting Agreement and the Power of Attorney Agreement to govern their respective interpretations would be upheld as a valid choice of law in any action on the Underwriting Agreement and the Power of Attorney Agreement in the courts of the Cayman Islands.

          (vi) There are no stamp duties (other than the stamp duties mentioned in qualification 2 in Schedule 3 hereto), income taxes, withholdings, levies, registration taxes, wealth taxes, asset taxes or other duties or taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Underwriting Agreement and the Power of Attorney Agreement, activities of the Partnership contemplated by the Underwriting Agreement and the Power of Attorney Agreement or on any payment or distribution to be made by the Investment General Partner, the Partnership or any other person pursuant to the Underwriting Agreement and the Power of Attorney Agreement.

          (vii) A judgment obtained in a foreign court will be recognized and enforced in the courts of the Cayman Islands without any re-examination of the merits:

               (1) at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; or

               (2) by statute, by registration in the Grand Court of the Cayman Islands and execution as if it were a judgment of the Grand Court, where the judgment is a judgment of a superior court of any state of the Commonwealth of Australia which is final and conclusive for a sum of money not in respect of taxes or other charges of a like nature or in respect of a fine, penalty or revenue obligation and which remains enforceable by execution in that jurisdiction.

          (viii) It is not necessary or advisable under the laws of the Cayman Islands that the Underwriting Agreement and the Power of Attorney Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity, effectiveness or enforceability of any of the Underwriting Agreement, the Power of Attorney.

          (ix) Assuming the same to be so as a matter of the laws of the jurisdiction of organization of the Investment General Partner and all other laws (other than the laws of the Cayman Islands), the Investment General Partner has for itself and in its capacity as general partner of the Partnership executed an effective submission to the jurisdiction of the courts of the various jurisdictions specified in the Underwriting Agreement, the Power of Attorney Agreement.

     (i) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (j) The Representatives shall have received a certificate, dated the Closing Date, of the Company signed by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects (determined without regard to any qualifications, provisions or exceptions for "material," "materiality," "in all material respects" (or correlative meanings)); the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (k) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP meeting the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     (l) The Representatives shall have received (i) a long-form certificate of good standing for the Company, dated as of a recent date, from the Secretary of State of the State of Delaware and (ii) a certificate, dated as of a recent date, of the Secretary of State of each state in which the Company is qualified to do business as a foreign corporation under the laws of such state.

     (m) The Representatives shall have received (i) a long-form certificate of good standing for each of the Company's subsidiaries, certified as of a recent date by the Secretary of State of the state in which such subsidiary is incorporated or organized and (ii) a certificate, dated as of a recent date, of the Secretary of State of each state in which each such subsidiary is qualified to do business as a foreign corporation or other entity under the laws of each such state.

     (n) On or prior to the date of this Agreement, the Representatives shall have received lockup letters in the form previously agreed to from each director of the Company who is an affiliate of a Selling Stockholder and from Energy Income Fund, L.P.

     (o) The Custodian will deliver to the Representatives a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

     (p) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (q) The Representatives shall have received from each of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., each independent petroleum engineers, letters dated, respectively, the date of this Agreement and the Closing Date, in form and substance satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the oil and natural gas reserves and future net cash flows is given in the Prospectus, as of the date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company estimated by such firm, as applicable, and such other matters as the Representatives reasonably may request.

     The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

     7. Indemnification and Contribution.


     (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (i) written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; or (ii) any information furnished to the Company in writing by or on behalf of any Selling Stockholder specifically for use therein; provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the final Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished sufficient copies thereof to such Underwriter as required by Section 5(e) hereof.

     (b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter and the Company, their respective partners, directors and officers and each person who controls such Underwriter or the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder will only indemnify the Underwriters and the Company to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the
Prospectus: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in paragraphs 5, 12 and 13 under the caption "Underwriting."

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriters (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters c/o the Representatives at Merrill Lynch & Co., 1221 McKinney, Suite 2700, Houston, Texas 77010, attention of Sam Dodson with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Head of CICG Legal Department. If sent to the Company, will be mailed, delivered or faxed and confirmed to it at Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Facsimile No. (504) 569-1874, Attention: John H. Peper; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Facsimile
No.: (212) 269-5420, Attention: John Schuster, Esq., or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or faxed and confirmed to Evercore Partners, L.L.C. at 65 East 55th Street, 33rd Floor, New York, New York 10022, Facsimile No. (310) 689-0822, Attn: Bryan Jensen; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Facsimile No. (212) 455-2502, Attn: Thomas H. Bell, Esq. provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriters in accordance with its terms.

                         Very truly yours,

                         ENERGY PARTNERS, LTD.


                         By:     /s/ John H. Peper
                            ----------------------------------------------------
                                 John H. Peper
                                 Executive Vice President, General Counsel
                                 and Corporate Secretary


                         EVERCORE CAPITAL PARTNERS L.P.
                         By:     Evercore Partners L.L.C.,
                                 its General Partner,


                                 By:     /s/ David G. Offensend
                                      ------------------------------------------
                                 Name:   David G. Offensend
                                 Title:  Managing Member

                         EVERCORE CAPITAL PARTNERS (NQ) L.P.
                         By:     Evercore Partners L.L.C.,
                                 its General Partner


                                 By:     /s/ David G. Offensend
                                      ------------------------------------------
                                 Name:   David G. Offensend
                                 Title:  Managing Member

                         EVERCORE CAPITAL OFFSHORE PARTNERS L.P.



                                 By:      /s/ Ciara A. Burnham
                                      ------------------------------------------
                                 Name:  Ciara A. Burnham
                                 Title:  Attorney-in-Fact

                         EVERCORE CO-INVESTMENT PARTNERSHIP L.P.
                         By: Evercore Co-Investment G.P. L.L.C.,
                             its General Partner,

                                 By:  Evercore Partners L.L.C.,
                                      its Managing Member,


                                      By:   /s/ David G. Offensend
                                           ---------------------------------
                                                Name:   David G. Offensend
                                                Title:  Managing Member

CONFIRMED AND ACCEPTED, as of the date first above written:



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES
JEFFERIES & COMPANY, INC.



BY: MERRILL LYNCH, PIERCE, FENNER &
                  SMITH INCORPORATED



BY:   /s/ Chris Mize
     -----------------------------
      Authorized Signatory


For themselves and as Representatives of the Other Underwriters named in Schedule B hereto.

                                   SCHEDULE A




                                                              Number of
                                                              Securities           Purchase
                         Selling Stockholder                  to be Sold            Price

                                                              -----------         -----------


Evercore Capital Partners L.P..............................    2,978,852         $33,251,436
Evercore Capital Offshore Partners L.P.....................      785,663          $8,769,963
Evercore Capital Partners (NQ) L.P.........................      715,368          $7,985,295
Evercore Co-Investment Partnership L.P.....................       64,689           $ 722,091







Total......................................................    4,544,572          $50,728,785
                                                              -----------         -----------




                                   SCHEDULE B


                                                                       Number of
         Name of Underwriters                                         Securities
                                                                      ----------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated................................            1,363,371
Credit Suisse First Boston LLC                                         1,363,371
Deutsche Bank Securities                                                 681,695
Jefferies & Company, Inc.                                                681,695
Howard Weil, a division of Legg Mason Wood Walker, Inc.                  151,480
Johnson Rice & Company L.L.C.                                            151,480
Pritchard Capital Partners                                               151,480


Total......................................................            4,544,572
                                                                       ---------